EXHIBIT 10.4

FORSTER DRILLING CORPORATION

Subordinated Note due January 15, 2013

US$1,215,000.00

No.08-1

CUSIP No.34659W AC6

FORSTER DRILLING CORPORATION, and its wholly owned subsidiaries, Forster Drilling, Inc.; Forster Tool & Supply, Inc.; and Forster Exploration & Production, Inc., (collectively, the “Company”) promises to pay to Cede & Co., or its registered assigns, the principal sum of $1,215,000 on January 15, 2013. Interest Payment Dates: January 15, April 15, July 15 and October 15 commencing April 15, 2008. Record Dates: December 15, March 15, June 15 and September 15 (whether or not a Business Day).

Dated: January 3, 2008

FORSTER DRILLING CORPORATION

By:	/s/ Fred Forster III
Fred Forster III
Chairman, President and CEO

Certificate of Authentication

This is one of the Subordinated Notes referred to in the within-mentioned Indenture.

BANK OF THE OZARKS
as Trustee

By:	/s/ Shelia Mayden
Shelia Mayden, Senior Vice President

Additional provisions of this Subordinated Note are set forth on the other side of this Subordinated Note.

(Reverse of Subordinated Note)

Subordinated Note due January 15, 2013

Capitalized terms used herein have the meanings assigned to them in the Indenture (as defined below) unless otherwise indicated.

1. Interest. FORSTER DRILLING CORPORATION, a corporation organized under the laws of the State of Nevada (the “Company”), promises to pay interest on the principal amount of this Subordinated Note at the rate and in the manner specified below. Interest shall accrue at the rate of 17.00% per annum.

Interest will be payable quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2008, or if any such day is not a Business Day on the next succeeding Business Day (each an “Interest Payment Date”) to Holders of record of the Subordinated Notes at the close of business on the immediately preceding December 15, March 15, June 15 and September 15 whether or not a Business Day. Interest on the Subordinated Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent lawful, the Company shall pay interest on overdue principal at the rate equal to 1% (one percent) in excess of the otherwise then applicable Interest Rate on the Subordinated Notes; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful.

2. Method of Payment. The Company shall pay interest on the Subordinated Notes (except defaulted interest) to the Persons who are registered Holders of Subordinated Notes at the close of business on the record date next preceding the Interest Payment Date, even if such Subordinated Notes are cancelled after such record date and on or before such Interest Payment Date. The Holder hereof must surrender this Subordinated Note to a Paying Agent to collect principal payments. Principal, premium, if any, and interest, on the Subordinated Notes will be payable at the office or agency of the Company maintained for such purpose within Houston, Texas or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Subordinated Notes at their respective addresses set forth in the register of Holders of Subordinated Notes; provided that all payments with respect to Subordinated Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Unless otherwise designated by the Company, the Company’s office will be the office of the Trustee maintained for such purpose.

3. Paying Agent and Registrar. Initially, the Trustee will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without prior notice to any Holder of a Subordinated Note. The Company may act in any such capacity.

4. Indenture. The Company issued the Subordinated Notes under an Indenture dated as of January 3, 2008 (the “Indenture”) between the Company, the Subsidiary Guarantors and Bank of the Ozarks (the “Trustee”). The terms of the Subordinated Notes include those stated in the Indenture and those made part of the Indenture by reference to the United States Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb), as in effect on the date of the Indenture. The Subordinated Notes are subject to all such terms, and Holders of Subordinated Notes are referred to the Indenture and such act for a statement of such terms. The terms of the Indenture shall govern any inconsistencies between the Indenture and the Subordinated Notes. The Subordinated Notes are obligations of the Company limited to the sum of US$1,215,000 in aggregate principal amount issued on the Issue Date.

5. Guarantee. The Obligations of the Company under the Subordinated Notes have been guaranteed, jointly and severally, by the Restricted Subsidiaries and such other persons that become Restricted Subsidiaries after the Issue Date and each of their respective successors. The guarantee issued by each Guarantor ranks senior in right and priority of payment to all other Indebtedness of such Guarantors.

6. Optional Redemption. Except as set forth in Section 3.10 of the Indenture, the Subordinated Notes will not be redeemable at the Company’s option prior to February 15, 2008. Thereafter, the Subordinated Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice to the Holders, at 100% of the principal amount plus accrued and unpaid interest thereon to the applicable redemption date.

Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of the Indenture.

7. Mandatory Redemption. The Company will make mandatory redemption or sinking fund payments with respect to the Subordinated Notes only as required pursuant to the Indenture.

8. Repurchase at Option of Holder. The Trustee shall establish and maintain within the Revenue Fund (as described in Sections 5.01 and 5.02 of the Indenture) the Excess Revenue Account. The Excess Revenue Account shall be established and maintained so as to create, perfect and establish the priority of the security interest of the Trustee in such account and all cash, Permitted Investments and other property from time to time deposited therein and otherwise to effectuate the lien of the Subordinated Notes.

(a) The Trustee shall have sole dominion and control over the Excess Revenue Account (including, inter alia, the sole power to direct withdrawals or transfers from the Excess Revenue Account and to direct the investment and reinvestment of funds in the Excess Revenue Account, subject to the provisions of the Section 3.09 of the Indenture). The Trustee shall make withdrawals and transfers from the Excess Revenue Account in accordance with the terms of this Indenture. The Company and the Trustee acknowledge that the Excess Revenue Account is a “deposit account” or “investment property” within the meaning of Section 9-102 of the UCC and that the Trustee has “control,” for purposes of Section 9-315 of the UCC, of the Excess Revenue Account.

(b) The Trustee shall establish and maintain the Excess Revenue Account on the date of this Indenture, and the Excess Revenue Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the Subordinated Note holders. Except as expressly provided herein, all Excess Revenue shall be deposited in the Excess Revenue Account and transferred therefrom in accordance with the terms of this Indenture. No funds shall be deposited in the Excess Revenue Account that do not constitute Excess Revenue except as expressly provided in this Indenture without the prior written consent of the Trustee.

(c) Excess Revenue shall be transferred to the Excess Revenue Account as set forth in Sections 5.01 and 5.02 of the Indenture.

(d) The Subordinated Notes are subject to mandatory redemption upon any Interest Payment Date, as a whole or in part at the principal amount thereof, plus accrued interest thereon to the date of redemption, but without premium, from Excess Revenues (the “Excess Revenue Offer”).

(e) The Excess Revenue Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Company shall purchase the maximum principal amount of Subordinated Notes that may be purchased with such Excess Revenue (or such pro rata portion based upon the principal amount of the Subordinated Notes tendered, if the principal amount of Subordinated Notes tendered is in excess of the Excess Revenue) (which maximum principal amount of Subordinated Notes shall be the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Subordinated Notes tendered in response to the Excess Revenue Offer.

(f) If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued interest on the Subordinated Notes shall be paid to the Person in whose name a Subordinated Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Subordinated Notes pursuant to the Excess Revenue Offer on the portion of the tendered Subordinated Notes purchased pursuant to the Excess Revenue Offer.

(g) Upon the commencement of any Excess Revenue Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders of the Subordinated Notes, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Subordinated Notes pursuant to the Excess Revenue Offer. The Excess Revenue Offer shall be made to all Holders. The notice, which shall govern the terms of the Excess Revenue Offer, shall state:

(i) that the Excess Revenue Offer is being made pursuant to Section 3.09 of the Indenture and the length of time the Excess Revenue Offer shall remain open;

(ii) the Offer Amount, the purchase price and the Purchase Date;

(iii) that any Subordinated Note or portion thereof not tendered or accepted for payment shall continue to accrue interest;

(iv) that Holders electing to have a Subordinated Note or portion thereof purchased pursuant to any Excess Revenue Offer shall be required to surrender the Subordinated Note, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Subordinated Note completed, to the Company, a Depository, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(v) that Holders shall be entitled to withdraw their election if the Company, Depository or Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, written communication setting forth the name of the Holder, the principal amount of the Subordinated Note or portion thereof the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have the Subordinated Note or portion thereof purchased;

(vi) that, if the aggregate principal amount of Subordinated Notes tendered by holders of such Subordinated Notes exceeds the Offer Amount, the Trustee shall select the Subordinated Notes to be purchased on a pro rata basis as described above (with such adjustments as may be deemed appropriate by the Trustee so that only Subordinated Notes in denominations of US$5,000, or integral multiples thereof, shall be purchased); and

(vii) that Holders whose Subordinated Notes are purchased only in part shall be issued new Subordinated Notes equal in principal amount to the unpurchased portion of the Subordinated Notes surrendered (or transferred by book-entry transfer).

(h) On the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis (as described above) to the extent necessary, the Offer Amount of Subordinated Notes or portions thereof tendered pursuant to the Excess Revenue Offer, or if less than the Offer Amount has been tendered, all Subordinated Notes or portions thereof tendered, and deliver to the Trustee an Officers’ Certificate stating that such Subordinated Notes or portions thereof were accepted for payment by the Company in accordance with the terms of Section 3.09 of the Indenture. The Company or Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Subordinated Note or portion thereof tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Subordinated Note, and the Trustee shall authenticate and mail or deliver such new Subordinated Note to such Holder equal in principal amount to any unpurchased portion of the Subordinated Note surrendered. Any Subordinated Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Excess Revenue Offer on the Purchase Date. In the event that the aggregate amount of Excess Revenue Proceeds exceeds the aggregate principal amount of Subordinated Notes or portion thereof surrendered by Holders of such Subordinated Notes pursuant to an Excess Revenue Offer, the Company may use the remaining Excess Revenue for general purposes. Upon completion of an Excess Revenue Offer, the amount of the Excess Revenue shall be deemed to be reset at zero.

(i) Other than as specifically provided in Section 3.09 of the Indenture, any purchase pursuant to the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

9. Notice of Redemption. Notice of redemption shall be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each Holder whose Subordinated Notes are to be redeemed at its registered address. Subordinated Notes may be redeemed in part but only in whole multiples of US$5,000, unless all of the Subordinated Notes held by a Holder of Subordinated Notes are to be redeemed. If any Subordinated Note is to be redeemed in part only, the notice of redemption that relates to such Subordinated Note shall state the portion of the principal amount to be redeemed. On and after the redemption date, interest ceases to accrue on Subordinated Notes or portions of them called for redemption or purchase.

10. Denominations, Transfer, Exchange. The Subordinated Notes are in registered form without coupons in denominations of US$5,000 and integral multiples of US$5,000. The transfer of Subordinated Notes may be registered and Subordinated Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder of a Subordinated Note, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder of a Subordinated Note to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar need exchange or register the transfer of any Subordinated Note or portion of a Subordinated Note selected for redemption. Also, neither the Company nor the Registrar need issue, exchange or register the transfer of any Subordinated Notes for a period of 15 days before a selection of Subordinated Notes to be redeemed.

11. Persons Deemed Owners. Prior to due presentment to the Trustee for registration of a transfer of this Subordinated Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name this Subordinated Note is registered as its absolute owner for the purpose of receiving payment of principal of and interest on this Subordinated Note and for all other purposes whatsoever, whether or not this Subordinated Note is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

12. Amendments, Supplement and Waivers. Subject to certain exceptions, the Indenture, the Subordinated Notes or any amended or supplemental Indenture may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Subordinated Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Subordinated Notes), and any existing Default or compliance with any provision of the Indenture, the Subordinated Notes or any document related thereto may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Subordinated Notes (including consents obtained in connection with a tender offer or exchange offer for Subordinated Notes). Without the consent of any Holder of a Subordinated Note, the Indenture or the Subordinated Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Subordinated Notes in addition to or in place of certificated Subordinated Notes; to provide for the assumption of the Company’s obligations to Holders of the Subordinated Notes in case of a merger or consolidation; to make any change that would provide any additional rights or benefits to the Holders of the Subordinated Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; to add any Guarantee with respect to the Subordinated Notes, including any Subsidiary Guarantees or to secure the Subordinated Notes or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA. However, without the consent of each Holder affected, an amendment or waiver may not (with respect to any Subordinated Notes held by a non-consenting Holder of Subordinated Notes) reduce the principal amount of Subordinated Notes whose Holders must consent to an amendment, supplement or waiver; reduce the principal of or change the fixed maturity of any Subordinated Note or alter the provisions with respect to the redemption of the Subordinated Notes; reduce the rate of or change the time for payment of interest on any Subordinated Note; waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on, the Subordinated Notes (except a rescission of acceleration of the Subordinated Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Subordinated Notes and a waiver of the payment default that resulted from such acceleration); make any Subordinated Note payable in money other than that stated in the Subordinated Notes; make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Subordinated Notes to receive payments of principal of, premium, if any, or interest on, any Subordinated Note; waive a redemption payment with respect to any Subordinated Note (other than a payment required by Section 3.09 of the Indenture); or change in the foregoing amendment and waiver provisions.

13. Defaults and Remedies. Events of Default include: (i) default for 30 days in the payment when due of interest on the Subordinated Notes; (ii) default in payment when due (whether at maturity, upon redemption or repurchase, or otherwise) of principal or premium, if any, on the Subordinated Notes; (iii) failure by the Company to comply with the provisions described under Section 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for thirty days after notice to comply with any of their other covenants in the Indenture or the Subordinated Notes; (v) default under any mortgage, pledge, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default is caused by a Payment Default, provided such default should be in an amount or aggregate amount in excess of US $1.0 million, except debt being paid off from proceeds of the Subordinated Notes (a “Payment Default”); (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance Company has accepted full liability and whose bond, premium or similar charge therefor is not in excess of US$4.0 million) aggregating in excess of US$4.0 million which judgments are not paid, discharged or stayed within 60 days after the date on which any period of appeal has expired and during which a stay of enforcement of such judgment shall not be in effect; (vii) if the Company or any Restricted Subsidiary shall be dissolved (other than a technical dissolution of a Subsidiary which is cured within sixty (60) days of notice thereof) or liquidated (or any judgment, order or decree therefor shall be entered); or if a creditors’ committee shall have been appointed for the business of the Company or any Restricted Subsidiary; or if the Company or any Restricted Subsidiary shall have made a general assignment for the benefit of creditors or shall have been adjudicated bankrupt and if not an adjudication based on a filing made by the Trustee, it shall not have been dismissed within sixty (60) days, or shall have filed a voluntary petition in bankruptcy or for reorganization or to effect a plan or arrangement with creditors or shall fail to pay its debts generally as such debts become due in the ordinary course of business (except as contested in good faith and for which adequate reserves are made in such party’s financial statements); or shall file an answer to a creditor’s petition or other petition filed against it, admitting the material allegations thereof for an adjudication in bankruptcy or for reorganization; or shall have applied for or permitted the appointment of a receiver or trustee or custodian for any of its property or assets; or such receiver, trustee or custodian shall have been appointed for any of its property or assets (otherwise than upon application or consent of the Company or of any Restricted Subsidiary) and shall not have been removed within sixty (60) days; or if an order shall be entered approving any petition for reorganization of the Company or any Restricted Subsidiary and shall not have been reversed or dismissed within sixty (60) days; if the Company, any of the Restricted Subsidiaries or any of the creditors of the Company or any of Restricted Subsidiary initiates a mandatory Conciliation Proceeding; or if the Company or any Restricted Subsidiary shall take any action (corporate or other) authorizing or in furtherance any of the actions described in the Indenture; or (viii) any Guarantee of the Subordinated Notes by a Subsidiary Guarantor shall be held in a judicial proceeding to be unenforceable or invalid, or any Guarantor, or any chief executive officer of a Subsidiary Guarantor shall deny or disaffirm its obligations under its Guarantee of any Subordinated Notes.

If any Event of Default occurs and is continuing with respect to the Indenture and the Subordinated Notes, the Trustee or the Holders of at least 25% of the aggregate principal amount of the then outstanding Subordinated Notes may declare all the Subordinated Notes to be due and payable immediately. Upon such declaration, the principal of, premium, if any, and accrued and unpaid interest on the Subordinated Notes shall be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency or in the event the Company fails to make any payment when due under clauses (i) and (ii) with respect to the Company or any of its Restricted Subsidiaries, the foregoing amount shall be due and payable without further action or notice. Holders of the Subordinated Notes may not enforce the Indenture or the Subordinated Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Subordinated Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Subordinated Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the best interest of such Holder. The Holders of not less than a majority in aggregate principal amount of the then outstanding Subordinated Notes, by notice to the Trustee may, on behalf of the Holders of all of the Subordinated Notes, waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Subordinated Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

14. Trustee Dealings with Company. The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Subordinated Notes, and may otherwise deal with the Company or its Affiliates with the same rights as if it were not Trustee; however, in the vent that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign.

15. No Personal Liabilities of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company under the Subordinated Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Subordinated Notes by accepting a Subordinated Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Subordinated Notes. Such waiver may not be effective to waive liabilities under the United States federal securities laws and it is the view of the Commission that such waiver is against public policy.

16. Authentication. This Subordinated Note shall not be valid until authenticated by the manual signature of an authorized signatory of the Trustee of the Trustee.

17. Abbreviations. Customary abbreviations may be used in the name of a Holder of a Subordinated Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

18. CUSIP Numbers. The Company has caused CUSIP numbers to be printed on the Subordinated Notes and has directed the Trustee to use CUSIP numbers in notices of redemption or exchange as a convenience to Holders of Subordinated Notes. No representation is made as to the correctness or accuracy of such numbers either as printed on the notice or on the Subordinated Notes and reliance may be placed only on the other identification numbers printed on the Subordinated Notes and, any redemption shall not be affected by any defect in or omission of such numbers.

The Company will furnish to any Holder of a Subordinated Note upon written request and without charge a copy of the Indenture. Request may be made to:

Bank of the Ozarks, as Trustee
12615 Chenal Parkway
Little Rock, AR 72211
Attention: Trust Department

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
______________________________________________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

Signature Guaranty.